SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Charlotte Russe Holding, Inc.

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4645 Morena Boulevard

San Diego, CA 92117

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2007

Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Charlotte Russe Holding, Inc., a Delaware corporation. The meeting will be held on Wednesday, February 14, 2007 at 9:00 a.m. local time at our corporate offices located at 4645 Morena Boulevard, San Diego, California 92117, for the following purposes:

1.	To elect directors to hold office until our 2008 Annual Meeting of Stockholders.

2.	To approve an amendment to our Amended and Restated Bylaws to permit our Board of Directors to fix the authorized number of our directors from time to time.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is January 4, 2007. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

JENNIFER L. BOLINGER

Secretary

San Diego, California

January 15, 2007

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder.

CHARLOTTE RUSSE HOLDING, INC.

4645 Morena Boulevard

San Diego, CA 92117

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2007

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Charlotte Russe Holding, Inc., referred to as Charlotte Russe, is soliciting your proxy to vote at its 2007 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail this proxy statement and accompanying proxy card on or about January 15, 2007 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on January 4, 2007 will be entitled to vote at the annual meeting. At the close of business on the record date, there were 25,311,364 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting.

As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

There are two matters scheduled for a vote at the annual meeting:

•	the election of directors to hold office until our 2008 Annual Meeting of Stockholders, and

•	the approval of an amendment to our Amended and Restated Bylaws to permit our Board of Directors to fix the authorized number of our directors from time to time.

How do I vote?

For the election of directors, you may either vote “For” all nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on January 4, 2007, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director and “For” the approval of an amendment to our Amended and Restated Bylaws to permit our Board of Directors to fix the authorized number of our directors from time to time. If any other matter is properly presented at the meeting, one of the individuals named on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	you may submit another properly completed proxy with a later date,

•	you may send a written notice that you are revoking your proxy to our Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117, or

•	you may attend the annual meeting and vote in person (however, simply attending the meeting will not, by itself, revoke your proxy).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by September 17, 2007, to our Corporate Secretary at 4645 Morena Boulevard, San Diego, California 92117. If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify us before December 1, 2007, our management will have discretionary authority to vote all shares for which it has proxies in opposition to the matter. Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions will be counted towards the presence of a quorum and the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•	For the election of directors, the seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” or “Withheld” will affect the outcome of the vote.

•	To be approved, the amendment to our Amended and Restated Bylaws must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the outcome of the vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by stockholders present at the meeting or by proxy. At the close of business on the record date, there were 25,311,364 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 12,655,683 shares must be represented by stockholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of seven members. Each director is to be elected at the annual meeting to serve until our 2008 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal.

There are seven nominees for director this year, consisting of Paul R. Del Rossi, Mark A. Hoffman, Allan W. Karp, Leonard H. Mogil, Mark J. Rivers, Jennifer C. Salopek and Bernard Zeichner. Each of the nominees is currently a director of Charlotte Russe. All of the current directors were elected by our stockholders, with the exception of Ms. Salopek, who was appointed by our Board of Directors. Ms. Salopek was recommended for election to our Board of Directors by Mr. Karp, one of our non-management directors, and appointed by our Board of Directors on February 7, 2006.

Directors are elected by a plurality of the votes present at the meeting or by proxy and entitled to vote at the meeting. The seven nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the seven nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We invite all of our directors and nominees for director to attend our annual meeting of stockholders. All of our directors that were currently serving on our Board of Directors attended our 2006 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

The following is biographical information for each nominee for director.

Name	Age	Position
Paul R. Del Rossi	64	Director
Mark A. Hoffman	57	Director, President and Chief Executive Officer
Allan W. Karp	51	Director
Leonard H. Mogil	60	Director
Mark J. Rivers	41	Director
Jennifer C. Salopek	43	Director
Bernard Zeichner	62	Chairman of the Board

Paul R. Del Rossi has served as a member of our Board of Directors since January 2000. He currently serves as Chairman for Northfork Partners, LLC. Until 2002, Mr. Del Rossi served as Chairman of General Cinema Theatres and General Cinema International. From 1983 through 1997, he was President and CEO of General Cinema Theatres. Prior to joining General Cinema, Mr. Del Rossi was Senior Vice President of the Venture Capital Group at The Boston Company and was a management consultant with Arthur D. Little.

Mark A. Hoffman has served as a member of our Board of Directors since July 2003. Mr. Hoffman was promoted to President and Chief Executive Officer in July 2003, after having served as Senior Executive Vice President and Chief Operating Officer since August 2001. From June 1999 through May 2001, Mr. Hoffman was Chief Operating Officer for Pacific Sunwear of California, Inc. From 1994 to 1999, Mr. Hoffman was employed by Claire’s Stores where he was President and Chief Operating Officer of the Claire’s Accessories business. Previously, he was President and CEO of Accessory Place from 1990 to 1994 and was Executive Vice President of Country Road Australia from 1988 to 1990. Mr. Hoffman began his retailing career in 1978 with May Department Stores, and he entered specialty retailing in 1984 at Ann Taylor where he held the position of Chief Financial Officer.

Allan W. Karp has served as a member of our Board of Directors since September 1996. He is currently a founding partner of Karp Reilly, LLC. He is also a partner of Apax Partners, L.P., after having joined the firm in April 2005, and also served as the co-CEO of Apax Partners, L.P. until November 2006. Mr. Karp was previously a partner of Saunders Karp & Megrue Partners, LLC, since co-founding the firm in 1990, which serves as the general partner of SKM Partners, L.P., which serves as the general partner of SK Equity Fund, L.P. and SK Investment Fund, L.P. Previously, he was a Principal in the Merchant Banking Department of Morgan Stanley & Co., Inc. Mr. Karp also serves on boards of directors of S.B. Restaurant Co., Inc., UpToDate, Inc., Miller’s Ale House, Cafe Rio Holding, Inc., Comark, Inc., and Spyder Active Sports, Inc.

Leonard H. Mogil has served as member of our Board of Directors since August 2001. Mr. Mogil joined Phillips-Van Heusen Corporation in 1989 and held executive positions until his retirement in August 2001 from the position of Group Executive Vice President of Retail Operations. Prior to joining Phillips-Van Heusen, Mr. Mogil held executive positions at various commercial and retail organizations, including Gertz Department Stores, Block’s Department Stores and Joske’s of Texas. He began his professional career at the accounting firm of Touche Ross & Co. where he became a Certified Public Accountant.

Mark J. Rivers has served as a member of our Board of Directors since April 2005. Mr. Rivers currently serves as the Chief Executive Officer of Brix & Company, a boutique retail, real estate and marketing company. Before founding Brix & Company in 2002, Mr. Rivers held executive positions with the Mills Corporation, a leading NYSE real estate investment trust, beginning in 1996 and leading up to his appointment as Executive Vice President and Chief Strategic Officer in 1998. Prior to the Mills Corporation, Mr. Rivers held key positions with DeBartolo Entertainment, and New City Development (an affiliate of Mirage Resorts).

Jennifer C. Salopek has served as a member of our Board of Directors since February 2006. She currently serves as a Principal with ARC Business Advisors, LLC, a New York City based firm that provides strategic advisory services to businesses and investors in the apparel, retail and consumer industries. Prior to co-founding this firm in 2005, she was Executive Vice President with Tommy Hilfiger Corporation from 2004 to 2005. Previously, Mr. Salopek served as Partner with PriceWaterhouseCoopers Consulting and its successor, IBM Business Consulting Services, during her tenure from 1999 to 2004, and she served as Vice President of Strategic Planning and subsequently Senior Vice President of Retail for Calvin Klein from 1994 to 1999. She began her career in 1983 at Price Waterhouse, where she became a Certified Public Accountant, and worked for their Management Horizons retail consulting practice from 1989 to 1994.

Bernard Zeichner has served as a member of our Board of Directors since September 1996. Mr. Zeichner currently serves as Chairman of the Board of Directors, and was our President from May 1996 to June 2001 and our Chief Executive Officer from September 1996 to July 2003. Prior to joining the Company, he was President of the retail division of Guess? from 1993 to 1995. Prior to that, Mr. Zeichner was employed by Contempo Casuals, serving as President from 1982 to 1993 and as Chief Executive Officer from 1989 to 1993. From 1977 to 1982, Mr. Zeichner was Executive Vice President of Joske’s of Texas, a department store chain.

Executive Officers

The names and business experience of our executive officers who are not also directors are set forth below.

Name	Age	Position
Daniel T. Carter	50	Executive Vice President, Chief Financial Officer
Patricia A. Shields	38	Executive Vice President, General Merchandise Manager
Edward Wong	50	Executive Vice President, Chief Supply Chain Officer

Daniel T. Carter joined us in June 1998 as our Executive Vice President and Chief Financial Officer. Prior to joining us, from September 1997 through May 1998, Mr. Carter was Chief Financial Officer for Advanced Marketing Services, a publicly traded company that wholesales books to Costco and Sam’s Club. From 1986 to September 1997, Mr. Carter was employed by The Price Company, the operator of Price Clubs, and follow-up entities, serving as Senior Vice President for PriceCostco and Chief Financial Officer for Price Enterprises. Mr. Carter is a Certified Public Accountant.

Patricia A. Shields was promoted to our Executive Vice President, General Merchandise Manager in August 2006 after having formerly served as our Senior Vice President for Charlotte Russe Apparel since August 2005. Prior to joining us, she was a Divisional Merchandise Manager at Mervyn’s, a California-based department store chain which operated over 250 stores during 2005. Previously, Ms. Shields was employed by Gap, Inc., from 2001 to 2005, as a lead buyer and rising to Divisional Merchandise Manager in the Old Navy division. Prior to serving as a divisional merchandiser for Victoria’s Secret from 1999 to 2001, Ms. Shields worked for Gap, Inc., in various merchandising roles from 1996 to 1999. She began her retail career in 1990 at the Macy’s East department store chain.

Edward Wong was promoted to our Executive Vice President, Chief Supply Chain Officer in June 2006 after having joined us as our Vice President of Information Systems in December 2003 and following his promotion to Senior Vice President of Supply Chain and Systems in June 2004. From 2002 through 2003, Mr. Wong was Executive Vice President of Supply Chain Technologies for Factory2-U, a retailer which operated over 420 stores. Previously, Mr. Wong was employed by ProfitLogic, a provider of markdown optimization systems, from 2001 to 2002 where he was Vice President of Solution Design. He began his retail career in 1979 at the Sears department store chain and served in various positions at Macy’s, Mervyn’s, Gap, Eddie Bauer and Gymboree.

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Charlotte Russe, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Zeichner, the Chairman of the Board, and Mr. Hoffman, our President and Chief Executive Officer.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board of Directors currently has an Audit Committee and a Compensation Committee. The following is a description of each current committee and its functions.

Audit Committee

The Audit Committee operates pursuant to a written charter that is available on our website at http://www.charlotte-russe.com. A copy of the charter is also included as Appendix A to this proxy statement. The Audit Committee met 12 times during the fiscal year ended September 30, 2006 and currently consists of Messrs. Del Rossi and Mogil and Ms. Salopek, with Mr. Mogil serving as chair of the committee. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•	evaluating the performance of and assessing the qualifications of our independent auditors;

•	monitoring the rotation of partners of our independent auditors on our audit engagement team;

•	reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent auditors and management;

•	reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal controls over financial reporting; and

•	reviewing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission, or SEC, rules. In making this determination, our Board of Directors made a qualitative assessment of each member’s level of knowledge and experience based on a number of factors, including his or her formal education and prior work experience.

Compensation Committee

The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.charlotte-russe.com. The Compensation Committee met two times during the fiscal year ended September 30, 2006 and currently consists of Messrs. Karp and Rivers, with Mr. Rivers serving as chair of the committee. The functions of the Compensation Committee include, among other things:

•	recommending to our Board of Directors the compensation and other terms of employment of our Chief Executive Officer;

•	reviewing and approving the compensation and other terms of employment of our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to board members;

•	evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs; and

•	establishing policies with respect to equity compensation arrangements.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our Board of Directors met four times during the fiscal year ended September 30, 2006. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.

Director Nomination Process

Currently, all potential director nominees are recommended by a majority of our independent directors and considered by our entire Board of Directors. In December 2006, our Board of Directors approved the establishment of a Nominating and Corporate Governance Committee and the adoption of a written charter for the Nominating and Corporate Governance Committee, each effective as of the annual meeting. We do not currently have a formal policy for consideration of director candidates recommended by stockholders because our Board of Directors believes it can consider any such stockholder-recommended candidates on an ad hoc basis. Our Board of Directors will evaluate stockholder-recommended candidates under the same criteria as internally generated candidates. Although our Board of Directors does not currently have formal minimum criteria for nominees, substantial relevant business and industry experience would generally be considered important qualifying criteria. Stockholders wishing to submit candidates for potential nomination as directors to be elected at our 2008 Annual Meeting should submit a written recommendation including the candidate’s name; a description of the candidate’s business experience for at least the previous five years; complete biographical information for the candidate; a description of the candidate’s qualifications as a director; and a representation that the nominating stockholder is a beneficial or record owner of our common stock. Any such submission must be accompanied by the written consent of the candidate to be named as a nominee and to serve as a director if elected and should be sent to the attention of the Chairman of the Board, at our corporate offices at 4645 Morena Boulevard, San Diego, California 92117. While the Board does not currently have a formal deadline for considering stockholder nominee suggestions, suggestions should be submitted by the September 17, 2007 deadline for submitting stockholder proposals in order to allow adequate time for consideration in advance of the preparation of proxy materials for our 2008 Annual Meeting. To date, we have not received a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Stockholder Communications With The Board Of Directors

Our Board of Directors has adopted a process by which our stockholders may communicate with the Board or individual directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Chairman of the Board at our corporate offices at 4645 Morena Boulevard, San Diego, California 92117. Each communication should set forth the name and address of the Charlotte Russe stockholder on whose behalf the communication is sent, and the number of shares of our common stock that are owned beneficially by such stockholder as of the date of the communication. We reserve the right to modify this communication process at any time, and any such modification will be made available on our website at http://www.charlotte-russe.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees and a Code of Ethics for Financial Employees that applies to our Chief Executive Officer and employees serving in a finance, accounting or investor relations capacity. The Code of Business Conduct and Ethics and the Code of Ethics for Financial Employees are available on our website at http://www.charlotte-russe.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as via any other means then required by Nasdaq listing standards or applicable law.

PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED BYLAWS

Our Board of Directors is requesting stockholder approval of an amendment to our Amended and Restated Bylaws to permit our Board of Directors to fix the authorized number of our directors from time to time. A copy of the Amended and Restated Bylaws, including the proposed amendment, is included as Appendix B to this proxy statement.

Currently, our Amended and Restated Bylaws state that the number of directors of Charlotte Russe shall be fixed from time to time by resolution of our Board of Directors and shall be no less than three and no more than seven. The proposed amendment to the Amended and Restated Bylaws would eliminate the restriction on the size of our Board of Directors to a range of three to seven, and would permit our Board of Directors to fix the number of directors from time to time by resolution of the Board to a number that it deems appropriate.

We believe that the ability to determine the size of our Board of Directors without restriction to a set range is in the best interests of Charlotte Russe and our stockholders as it provides the Board the necessary flexibility to maximize stockholder value by tailoring the composition of the Board to the operating requirements of Charlotte Russe as they may exist from time to time. Furthermore, this flexibility is desirable to allow our Board of Directors to adjust its size so that the Board and its various committees adequately reflect the diversity, age, skills, knowledge, experience and capability needed to fulfill the various responsibilities required.

To be approved, the amendment to our Amended and Restated Bylaws must receive a “For” vote from the majority of shares present and entitled to vote at the annual meeting either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS.

INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee of our Board of Directors expects to engage Ernst & Young LLP as our independent registered accounting firm for the fiscal year ending September 29, 2007. Ernst & Young LLP has audited our financial statements since 1996. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by Ernst & Young LLP for the fiscal years ended September 30, 2006 and September 24, 2005. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	September 30, 2006	September 24, 2005
Audit Fees (1)	$778,981	$771,784
Audit-related Fees	—	—
Tax Fees (2)	12,000	12,870
All Other Fees	—	—

Total Fees	$790,981	$784,654

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements. Also includes fees for services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents), and assistance in responding to SEC comment letters.
(2)	Represents fees for preparation of the Puerto Rico tax return.

Pre-Approval Policies and Procedures

The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee or its delegee pre-approved all of the audit and non-audit services provided by our independent auditors in fiscal 2005 and 2006.

The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the Ernst & Young LLP’s independence.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of January 2, 2007 by: (i) each of our directors and nominees, (ii) each of our named executive officers, (iii) all of our directors, nominees and executive officers as a group and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and a review of Schedules 13D, 13G or, to the extent more recent, 13F, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 25,311,364 shares outstanding on January 2, 2007, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on March 3, 2007, which is 60 days after January 2, 2007. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Allan W. Karp (2)	1,669,377	6.6%
Apax Funds (2)	1,478,103	5.8%
Putnam Investment Management, LLC (3)	1,327,404	5.2%
S.A.C. Capital Advisors, LLC (4)	1,253,262	5.0%
Mark A. Hoffman	23,000	*
Edward Wong (5)	13,858	*
Leonard H. Mogil (6)	11,000	*
Daniel T. Carter (7)	10,000	*
Paul R. Del Rossi (8)	9,000	*
Mark J. Rivers (9)	7,500	*
Jennifer C. Salopek (10)	2,500	*
Bernard Zeichner	—	—
Patricia A. Shields	—	—
All directors, nominees and executive officers as a group (10 persons) (11)	1,746,235	6.9%

*	Less than one percent.
(1)	Except as otherwise noted above, the address for each person or entity listed in the table is c/o Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117.
(2)	The address for Apax Funds is 445 Park Avenue, New York, New York 10022. Includes 1,459,811 shares of common stock owned by the SK Equity Fund, L.P. and 18,292 shares of common stock owned by SK Investment Fund, L.P. (collectively referred to as the Apax Funds). SKM Partners, L.P. is the general partner of each of SK Equity Fund, L.P. and SK Investment Fund, L.P. Saunders Karp & Megrue Partners, LLC serves as the general partner of SKM Partners, L.P. Mr. Karp is a member of Saunders Karp & Megrue Partners, LLC and disclaims beneficial ownership of the shares of common stock held by the Apax Funds except to the extent of his pecuniary interest therein.
(3)	The address for Putnam Investment Management, LLC is One Post Office Square, Boston, Massachusetts 02109.
(4)	The address for S.A.C. Capital Advisors is 72 Cummings Point Road, Stamford, Connecticut 06902.
(5)	Includes 12,000 shares of common stock subject to options exercisable within 60 days of January 2, 2007.

(6)	Includes 10,000 shares of common stock subject to options exercisable within 60 days of January 2, 2007.
(7)	Includes 10,000 shares of common stock subject to options exercisable within 60 days of January 2, 2007.
(8)	Includes 7,500 shares of common stock subject to options exercisable within 60 days of January 2, 2007.
(9)	Includes 7,500 shares of common stock subject to options exercisable within 60 days of January 2, 2007.
(10)	Includes 2,500 shares of common stock subject to options exercisable within 60 days of January 2, 2007.
(11)	Includes 49,500 shares of common stock subject to options exercisable within 60 days of January 2, 2007.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended September 30, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except that a report of change in ownership was inadvertently filed late by Mr. Rivers, and an initial report of ownership was inadvertently filed late by Mr. Wong.

DIRECTOR COMPENSATION

We provide each of our non-employee directors cash compensation in the form of an annual retainer of $20,000. In addition, the chairperson of the Audit Committee receives an additional annual retainer of $4,000, and the chairperson of the Compensation Committee receives an additional annual retainer of $3,000. Each non-employee director also receives $1,000 for each in-person Board of Directors meeting attended, and $500 for each telephonic Board of Directors meeting attended. In addition, each member of the Audit Committee receives $2,000 for each in-person Audit Committee meeting attended, and $500 for each telephonic Audit Committee meeting attended, and each member of the Compensation Committee receives $1,000 for each in-person Compensation Committee meeting attended, and $500 for each telephonic Compensation Committee meeting attended. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board. Any non-employee director may waive his or her director fees. All fees are paid quarterly and expenses are reimbursed as incurred. In the fiscal year ended September 30, 2006, the total compensation paid to non-employee directors was $140,794, with Mr. Karp having waived his fees.

Each of our non-employee directors also receives stock option grants under our Amended and Restated 1999 Equity Incentive Plan, or the 1999 Plan. Any non-employee director may waive his or her director stock options. Options granted to our non-employee directors under the 1999 Plan are intended by us not to qualify as incentive stock options under the Internal Revenue Code. Each person who becomes a non-employee director receives an initial option grant to purchase 10,000 shares of our common stock upon his or her election or appointment. These grants are referred to as initial grants. In addition, each non-employee directors receives an annual option grant to purchase 5,000 shares of our common stock upon the date of each of our annual meetings of stockholders. These grants are referred to as annual grants.

The exercise price of the options granted to our non-employee directors is equal to 100% of the fair market value of the common stock on the date of grant. Initial grants vest in equal yearly installments over a four-year period following the date of grant. Annual grants are fully vested on the date of grant. In the event of a change in our control, all initial and annual grants become vested in full and fully exercisable. The term of initial and annual grants may not exceed ten years.

If a non-employee director’s service relationship with us, or any affiliate of ours, ceases for any reason other than cause, the non-employee director, or his or her beneficiary in the event of death, may exercise any vested options up to 12 months after the date of cessation of service.

During the fiscal year ended September 30, 2006, we made annual grants to purchase 2,500 shares to Mr. Del Rossi and 5,000 shares to Mr. Rivers at exercise prices of $15.63 and $21.19 per share, respectively. In addition, during the fiscal year ended September 30, 2006, we made an initial grant to purchase 10,000 shares to Ms. Salopek at an exercise price of $16.93 per share. During the fiscal year ended September 30, 2006, stock options to purchase 37,500 shares granted to our non-employee directors had been exercised.

Please see “Employment Agreements” for a discussion of our employment agreements with Messrs. Zeichner and Hoffman.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table sets forth in summary form information concerning the compensation that we paid during the fiscal years 2006, 2005 and 2004 to our chief executive officer and to each of our other four most highly compensated executive officers earning greater than $100,000 during the fiscal year ended September 30, 2006. We refer to these officers in this proxy statement as the “named executive officers”.

Summary Compensation Table (1)

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus (2)($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	All Other Compensation ($)
Bernard Zeichner (3) Chairman of the Board	2006 2005 2004	200,000 200,000 200,000	50,000 — 50,000	— — —	— — —	30,000 — 25,000	62,579 63,606 54,005

Mark A. Hoffman (4) President and Chief Executive Officer	2006 2005 2004	612,206 583,053 556,789	492,349 — 294,306	— — —	— — —	100,000 100,000 —	60,427 59,876 58,756

Daniel T. Carter (5) Executive Vice President, Chief Financial Officer	2006 2005 2004	324,154 305,538 290,254	238,500 17,500 71,500	— — —	— — —	50,000 60,000 —	1,548 1,423 1,918

Patricia A. Shields (6) Executive Vice President, General Merchandise Manager	2006 2005 2004	261,538 19,231 —	112,500 60,000 —	— — —	— — —	60,000 15,000 —	95,444 5,636 —

Edward Wong (7) Executive Vice President, Chief Supply Chain Officer	2006 2005 2004	276,615 255,538 167,692	120,600 15,000 33,333	— — —	— — —	50,000 35,000 10,000	2,766 1,875 —

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named executive officer which do not exceed the lesser of $50,000 or 10% of that officer’s salary and bonus disclosed in this table.
(2)	These amounts represent bonuses earned during fiscal years 2006, 2005 and 2004, respectively. Annual bonuses earned during a fiscal year are paid in the first quarter of the subsequent fiscal year.
(3)	All other compensation amounts represent (i) life insurance premium reimbursement of $23,942 in each of fiscal years 2006, 2005 and 2004; (ii) value of an automobile leased by us for Mr. Zeichner’s use of $11,800, $11,800 and $7,375 in fiscal years 2006, 2005 and 2004, respectively; (iii) reimbursement for personal income tax impact of these items of $24,837, $24,837 and $21,762 in fiscal years 2006, 2005 and 2004, respectively; and, (iv) contributions made by us on behalf of Mr. Zeichner to our 401(k) Plan and other compensation of $2,000, $3,027 and $2,387 in fiscal years 2006, 2005 and 2004, respectively.
(4)	All other compensation amounts represent (i) life insurance premium reimbursement of $25,000 in each of fiscal years 2006, 2005 and 2004; (ii) automobile allowance of $15,000, $15,000 and $16,384 in fiscal years 2006, 2005 and 2004, respectively; (iii) reimbursement for personal income tax impact of these items of $17,372 in each of fiscal years 2006, 2005 and 2004; and, (iv) contributions made by us on behalf of Mr. Hoffman to our 401(k) Plan and other compensation of $3,055, $2,504 and $2,192 in fiscal years 2006, 2005 and 2004, respectively.

(5)	All other compensation amounts represent contributions made by us on behalf of Mr. Carter to our 401(k) Plan and other compensation of $1,548, $1,423 and $1,918 in fiscal years 2006, 2005 and 2004, respectively.
(6)	Ms. Shields began her employment with us in August 2005 and received a $60,000 sign-on bonus during fiscal year 2005. Ms. Shields is entitled to reimbursement of relocation costs of up to $75,000 and the associated personal income tax impact of such reimbursement, of which $95,444 and $5,636 were recorded in fiscal years 2006 and 2005, respectively.
(7)	All other compensation amounts represent contributions made by us on behalf of Mr. Wong to our 401(k) Plan and other compensation of $2,766 and $1,875 in fiscal years 2006 and 2005, respectively.

Stock Option Grants And Exercises

We currently grant stock options to our executive officers under the 1999 Plan. As of January 2, 2007, options to purchase a total of 1,167,859 shares were outstanding under the 1999 Plan and a preceding plan, and a total of 924,000 shares remained available for grant under the 1999 Plan.

All stock options granted to our named executive officers are non-qualified stock options. Generally, the shares subject to options vest in equal yearly installments over a five-year period following the date of grant. Options expire ten years from the date of grant.

The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock on the date of the grant.

The following table provides information regarding grants of options to purchase shares of our common stock to the named executive officers in the fiscal year ended September 30, 2006.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (1)	Exercise Or Base Price ($/Sh)	Expiration Date

Name					5% ($)	10% ($)
Bernard Zeichner	30,000	3.9%	$18.47	11/29/15	$348,471	$883,093
Mark A. Hoffman	100,000	13.1	25.89	9/21/16	1,628,208	4,126,199
Daniel T. Carter	50,000	6.5	25.89	9/21/16	814,104	2,063,100
Patricia A. Shields	60,000	7.8	25.57	8/9/16	964,850	2,445,120
Edward Wong	50,000	6.5	25.57	8/9/16	804,042	2,037,600

(1)	Based on options for 765,500 shares granted during the fiscal year ended September 30, 2006 under the 1999 Plan, including grants to named executive officers.

(2)	Potential realizable values are computed by (a) multiplying the number of shares of common stock subject to a given option by the exercise price per share, (b) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (c) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock prices.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number of shares of our common stock acquired and the value realized pursuant to the exercise of stock options during fiscal year 2006 by each of our named executive officers, and the number of shares of our common stock subject to exercisable and unexercisable stock options held as of September 30, 2006 by each of our named executive officers.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bernard Zeichner	365,000	$5,314,526	—	30,000	$—	$272,100
Mark A. Hoffman	102,000	1,505,631	199,000	244,000	1,645,740	2,259,240
Daniel T. Carter	50,000	1,051,795	77,000	108,000	1,247,510	972,040
Patricia A. Shields	—	—	3,000	72,000	42,420	287,880
Edward Wong	4,000	34,472	7,000	84,000	103,670	593,820

(1)	The value of an unexercised in-the-money option as of September 30, 2006 is equal to the excess of the closing price of our common stock on September 29, 2006, the last trading day of fiscal year 2006, as reported on the Nasdaq ($27.54) over the exercise price for the option, multiplied by the number of shares subject to the option, without taking into account any taxes that may be payable in connection with the transaction.

Employment Agreements

We entered into an employment agreement with Mr. Zeichner dated August 31, 2003 that remains effective for one year and is automatically extended for successive one year terms until terminated by either party. Under the terms of the employment agreement, Mr. Zeichner has agreed to serve as the Chairman of the Board and to perform such executive-level duties as assigned by Charlotte Russe or our Board of Directors. Mr. Zeichner received an annual base salary of $200,000 through December 31, 2006 and will receive an annual base salary of $50,000 effective as of January 1, 2007. Mr. Zeichner is also eligible for an annual incentive bonus and will receive certain medical and other benefits for the term of the agreement. The incentive bonus is determined at the discretion of our Board of Directors. If Mr. Zeichner’s employment is terminated without cause or Mr. Zeichner resigns his position as a consequence of material breach of the employment agreement, he will be entitled to one year of his base salary at the time of termination, payable in 12 equal monthly installments.

We entered into an employment agreement with Mr. Hoffman dated July 9, 2003 and amended August 31, 2005 that remains effective through the last day of our 2007 fiscal year. Under the terms of the employment agreement, Mr. Hoffman has agreed to serve as Chief Executive Officer of our operating subsidiary and as a member of our Board of Directors and each of our subsidiaries. For fiscal 2007, Mr. Hoffman is currently entitled to an annual base salary of $636,694 and certain medical and other benefits. The Compensation Committee of our Board of Directors is evaluating whether there should be any changes to Mr. Hoffman’s compensation for fiscal 2007, including his annual incentive bonus for fiscal 2007, which is based on a percentage of up to 0.75% of our earnings before interest, taxes, depreciation and amortization, depending on the growth in such earnings. If Mr. Hoffman’s employment is terminated without cause or Mr. Hoffman resigns his position as a consequence of material breach of the employment agreement, he will be entitled to one year of his base salary at the time of termination, payable in 12 equal monthly installments.

We entered into “at-will” employment agreements with Mr. Wong and Ms. Shields dated August 10, 2005 and August 11, 2006, respectively, under which Mr. Wong and Ms. Shields will receive annual base salaries, as adjusted, of $300,000 and $325,000, respectively. Mr. Wong and Ms. Shields are eligible for annual bonuses as determined by our Board of Directors in its sole discretion based upon each executive’s achievement and our achievement of annual performance goals. Mr. Wong and Ms. Shields are also eligible to participate in all benefit and welfare plans made generally available to our senior management executives. If the employment of Mr. Wong or Ms. Shields is terminated for a reason other than cause, as defined in each executive’s employment agreements, Mr. Wong and Ms. Shields are entitled to 12 months of severance benefits, provided certain conditions are met and subject to reduction in the event of obtaining new employment of equal or higher compensation prior to the end of the severance period.

In December 2006 we announced that Mr. Carter had indicated that he intends to resign from his position of Executive Vice President, Chief Financial Officer by the end of June 2007 in order to pursue other opportunities within the private sector. We entered into a letter agreement with Mr. Carter dated December 5, 2006 that supersedes Mr. Carter’s employment agreement and sets forth the terms of his provision of transition services to us until his employment terminates. The letter agreement also sets forth that Mr. Carter’s employment with us will terminate on the earlier of June 30, 2007 or the date on which a new Chief Financial Officer commences employment with us, provided that Mr. Carter may elect to extend his employment with us until September 29, 2007 under certain circumstances. Mr. Carter will continue to receive an annual base salary of $338,000 during the remainder of his employment with us, but will not be eligible for an annual bonus for fiscal year 2007. In addition, upon the termination of his employment and subject to certain conditions, Mr. Carter will receive separation pay equal to his base salary and reimbursement for specified health insurance premiums for a six month period following the date his employment terminates, unless Mr. Carter elects to extend his employment with us until September 29, 2007, in which case he will receive separation pay equal to his base salary and reimbursement for specified health insurance premiums for the period, if any, beginning on September 30, 2007 and ending six months following the earlier of June 30, 2007 or the date on which a new Chief Financial Officer commences employment with us.

Pension and Long-Term Incentive Plans

We have no pension plans or long-term incentive plans.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Charlotte Russe under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Introduction

The primary purpose of the Compensation Committee is to act on behalf of our Board of Directors in overseeing our compensation policies, plans and programs and determining the compensation to be paid to our executive officers. The Compensation Committee charter describes in greater detail the full responsibilities of the Compensation Committee. The members of the Compensation Committee are currently Allan W. Karp and Mark J. Rivers. The Board has determined that all members of the Compensation Committee are independent within the meaning of the applicable Nasdaq listing standards.

The purpose of this report is to summarize the Compensation Committee’s philosophy regarding executive compensation, explain the elements of our executive compensation structure, and describe the basis upon which the Compensation Committee determined the compensation of our Chief Executive Officer for the fiscal year ended September 30, 2006.

Compensation Philosophy

The Compensation Committee believes that a well-designed compensation program for our executive officers should:

•	align the goals of our executive officers with the goals of our stockholders by creating and enhancing stockholder value through the accomplishment of corporate performance goals and by providing executive officers with long-term incentives through equity ownership,

•	provide total compensation that enables us to compete with companies in the retail apparel industry for similarly sized companies in order to attract and retain high-caliber candidates on a long-term basis, and

•	align compensation with our short-term and long-term corporate objectives and strategy, focusing executive officer behavior on the fulfillment of those objectives.

Elements of Executive Compensation

Currently, our compensation structure for executive officers consists of a combination of base salary, incentive compensation and equity compensation (typically, stock option awards). Executive officers are also entitled to participate in benefit plans generally available to all full-time employees.

Base Salary. As a general matter, we establish an initial base salary for each executive officer through negotiation at the time the executive officer is hired, taking into account the executive officer’s qualifications, experience and independent compensation survey data for comparable companies in the retail apparel industry. The base salaries of executives are reviewed annually and, as warranted, are adjusted to reflect prevailing salary practices as determined through analysis of independent compensation survey data for comparable companies in the retail apparel industry.

Incentive Compensation. We may award incentive bonuses equal to a percentage of base salary to motivate and reward executive officers based upon our achievement of corporate performance goals. Corporate performance goals are established annually by the Compensation Committee and reflect high priority corporate objectives. Our Chief Executive Officer recommends to the Compensation Committee which executive officers will be eligible to participate in the incentive bonus program. We believe using corporate performance goals to determine incentive bonuses establishes a direct link between executive officer compensation and our corporate performance. For example, in November 2006, the Compensation Committee approved an executive bonus program for executives other than our Chief Executive Officer for the fiscal year ending September 29, 2007 that provides for the payment of cash bonuses to certain employees that are contingent upon, and calculated by reference to, our achievement of specified EBITDA (earnings before interest, taxes, depreciation and amortization) targets for such fiscal year.

Equity Compensation. Equity compensation is primarily in the form of stock option grants. The objective of these grants is to emphasize long-term performance and the creation of stockholder value. As the exercise price per share of options we grant to our executive officers is equal to the fair market value of our common stock on the date of grant, the options will only produce value if the price of our stock appreciates, thereby directly linking the interests of our executive officers with those of stockholders. In determining the amount of stock options granted to an executive officer, the Compensation Committee takes into account the anticipated contributions by such executive officer in helping us achieve our strategic goals and objectives, and periodically evaluates independent equity compensation survey data.

Chief Executive Officer Compensation

The base salary of Mark A. Hoffman, our Chief Executive Officer, was $612,206 for the fiscal year ended September 30, 2006, an increase of $29,153 from his base salary for the prior year. Mr. Hoffman was granted an incentive bonus of $498,219 for the fiscal year ended September 30, 2006. Additionally, Mr. Hoffman received stock options to purchase 100,000 shares of our common stock at an exercise price of $25.89 per share in September 2006 in recognition of the achievement of corporate performance goals in fiscal year 2006.

The Compensation Committee’s set Mr. Hoffman’s base salary within the range of salary that is competitive for similar positions in comparable companies in the retail apparel industry, based in part on a review of industry salary surveys and other publicly available information. The Compensation Committee used the median of the range of base salaries for comparable companies as a target for Mr. Hoffman’s base salary level, and adjusts this amount based on his experience, tenure, performance and level of equity ownership in Charlotte Russe. Mr. Hoffman is entitled to incentive bonuses in accordance with his employment contract. Mr. Hoffman’s equity compensation was determined in accordance with the criteria set forth above.

Section 162(m) Compliance

Section 162(m) of the Internal Revenue Code generally prohibits us from deducting any compensation over $1 million per taxable year paid to any of our named executive officers unless such compensation is treated as “performance-based compensation” within the meaning of the Internal Revenue Code. The Compensation Committee considers the anticipated tax treatment to Charlotte Russe and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend on the timing of an executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the Compensation Committee’s control also can affect deductibility of compensation. For these and other reasons, the Compensation Committee has determined that it will not necessarily seek to limit executive compensation to that deductible under Section 162(m). The Compensation Committee will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable, consistent with its compensation policies and as determined to be in the best interests of Charlotte Russe and its stockholders.

Compensation Committee

Mark J. Rivers, Chairman

Allan W. Karp

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Charlotte Russe under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The purpose of the Audit Committee is to assist the Board in its general oversight of, among other things: our financial reporting and the integrity of our financial statements and related financial information; our internal control environment, systems and performance; the qualifications and independence of the independent accountants; and the performance of the independent accountants.

In carrying out these responsibilities, the Audit Committee, among other things: oversees the preparation of our annual and quarterly financial statements by management and reviews with management and the independent accountants, prior to issuance, the information to be released and our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q; oversees the work of the independent accountants, including appointment, reviewing the scope of audit services, approving all audit and non-audit services and fees to be paid, evaluating performance, and confirming independence; and oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, including review of the processes with respect to the certifications by our Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by Charlotte Russe with the SEC, the internal auditing plans and programs and our policies relating to legal and regulatory compliance.

The Audit Committee charter describes in greater detail the full responsibilities of the Audit Committee. The members of the Audit Committee are currently Paul R. Del Rossi, Leonard H. Mogil and Jennifer C. Salopek. The Board has determined that all members of the Audit Committee are independent and financial experts within the meaning of the applicable Nasdaq listing standards.

Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The independent accountants are responsible for annually performing an audit of our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. In addition, the independent accountants conduct quarterly reviews of our financial statements.

The Audit Committee reviews with the independent accountants the scope of their services, the results of their audits and reviews, their evaluation of our internal controls, and the overall quality of our financial reporting. The independent accountants also periodically update the Audit Committee about new accounting developments and their potential impact on our reporting. The Audit Committee meets regularly with the independent accountants without management present. The Audit Committee also meets regularly with management without the independent accountants present, and discusses management’s evaluation of the independent accountants’ performance. The Audit Committee is not, however, employed by us, nor does it provide any expert assurance or professional certification regarding our financial statements. The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the independent accountants.

With respect to fiscal year 2006, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee has reviewed and discussed with management its process for preparing its report on its assessment of the internal control over financial reporting, and at regular intervals received updates on the status of this process and actions taken by management to respond to issues and deficiencies identified. The Audit Committee discussed and reviewed with the independent accountants their audit of internal control over financial reporting and their attestation report on management’s assessment of the effectiveness of internal control over financial reporting, and the overall scope, plan and results of the independent accountants’ examination of the financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants a formal written statement describing all relationships between the accountants and us that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent accountants any relationships that may impact their objectivity and independence, including fees paid relating to the audit and any non-audit services performed, and satisfied itself as to that firm’s independence. The Audit Committee also discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, subject to the limitations on the role and responsibility of the Audit Committee referred to in the written charter of the Audit Committee, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2006 for filing with the SEC. The Audit Committee also approved the selection of the independent accountants and the Board concurred in such authorization.

Audit Committee

Leonard H. Mogil, Chairman

Paul R. Del Rossi

Jennifer C. Salopek

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As indicated above, the Compensation Committee consists of Messrs. Karp and Rivers. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or Board of Directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Mr. Karp, a member of the Compensation Committee during all of fiscal year 2006, was also a partner of Apax Partners, L.P. during the same period. Apax Partners, L.P. received a fee of $250,000 during fiscal year 2006 in exchange for its financial advisory services to Charlotte Russe, as discussed under “Certain Relationships and Related Transactions.”

PERFORMANCE MEASUREMENT COMPARISON

The material in this section is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Charlotte Russe under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following graph shows a comparison of the five year total cumulative returns of an investment of $100 in cash in (i) our common stock on September 29, 2001, (ii) the Standard & Poor’s 500 Index and (iii) the Standard & Poor’s Apparel Retail Index. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of the possible future performance of our common stock. The graph assumes that all dividends have been reinvested (to date, we have not declared any dividends).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We are a party to a Stockholders Agreement with the Apax Funds and Mr. Zeichner. This agreement provides that (i) so long as the Apax Funds own at least 25% of the total outstanding shares of our common stock, they will have the right to nominate three directors and designate the Chairman of our Board of Directors and (ii) as long as the Apax Funds own at least 1,820,735 shares of our common stock, including shares of our common stock issuable upon the exercise of outstanding warrants, they will have the right to nominate two directors and include one director elected by the Apax Funds on each committee of our Board of Directors. The Stockholders Agreement also grants Mr. Zeichner certain tag along rights in the event of a private sale by the Apax Funds of their shares of our common stock. The Stockholders Agreement also grants, subject to limitations and exceptions, demand and piggyback registration rights to the Apax Funds and piggyback registration rights to Mr. Zeichner. The Company is responsible for certain costs of registered offerings in which shares are sold by the Apax Funds and Mr. Zeichner. In addition, the Stockholders Agreement provides for Apax Partners, L.P., an affiliate of the Apax Funds, to render financial advisory services, including review and analysis of operational results and budgets, to us in exchange for an annual fee of $250,000, payable in advance, plus reimbursement for out-of-pocket expenses. This fee terminates when the Apax Funds own less than 1,820,735 shares of our common stock, including shares of our common stock issuable upon exercise of outstanding warrants.

In September 2006, the Apax Funds sold 5,750,000 shares of our common stock in an underwritten public offering at a price to the public of $26.25 per share. As a result of this offering, all rights of the Apax Funds and Mr. Zeichner relating to the composition of our Board of Directors and the registration of shares of our common stock terminated. In addition, the annual fee to the Apax Funds terminated as discussed above.

During the fiscal year ended September 30, 2006, we granted options to purchase an aggregate of 307,500 shares of our common stock to our directors and executive officers, with exercise prices ranging from $15.63 to $25.89.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks or other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of broker, banks or other agents with account holders who are stockholders of Charlotte Russe will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117, Attn: Corporate Secretary, or contact Ms. Bolinger at (858) 587-1500. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Jennifer L. Bolinger

Secretary

San Diego, California

January 15, 2007

A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2006 filed with the SEC is available without charge upon written request to: Charlotte Russe Holding, Inc., 4645 Morena Boulevard, San Diego, California 92117, Attn: Corporate Secretary.

Appendix A

AUDIT COMMITTEE CHARTER

MISSION AND ROLE

The Audit Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Charlotte Russe Holding, Inc. (the “Company”) to fulfill its responsibility for oversight of the quality and integrity of the financial reports of the Company, its financial policies, procedures and reporting process, the audit process, and the Company’s system of financial and operating controls.

MEMBERSHIP AND COMPOSITION

The Committee shall consist of a minimum of three outside Directors, one of whom shall be the Chairperson of the Committee. Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof. All members shall satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 and the Nasdaq Stock Market as such requirements are interpreted by the Board in its business judgment. Each member of the Committee shall not have participated in the preparation of the financial statements of the Company at any time during the past three years. Members shall have a working understanding of finance and accounting practices and the duties and responsibilities of the Committee, and at least one member shall be designated as the “financial expert,” as defined by applicable legislation and regulation. Committee appointments will be submitted to the Board for approval.

The Committee shall meet at least four times per year on dates generally coinciding with Board meetings and shall report regularly to the Board. The Committee shall meet separately periodically with management, Internal Audit, and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for Internal Audit and the independent auditor to meet privately with the members of the Committee. The Chairperson of the Committee is authorized to call a meeting and set the agenda as necessary to effectively carry out the Committee’s responsibilities. Charlotte Russe management shall be a participant in scheduled meetings of the Committee unless otherwise instructed.

CORPORATE POLICY AND AUTHORITY

The Committee is an integral part of the corporate structure. As a standing committee of the Board, it shall provide assistance to the Board in fulfilling their oversight responsibilities to the stockholders, potential stockholders, investment community and others relating to the Company’s financial statements, financial reporting process, and systems of internal controls.

The Committee is empowered to appoint, compensate, oversee, and replace, if necessary, the public accounting firm employed by the organization to conduct the annual audit. This firm will report directly to the Committee.

The Committee is empowered to engage and compensate independent counsel and other advisers, as it deems necessary to carry out its duties.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, in addition to open and direct access to the directors, independent auditors and financial management of the Company. The Committee may delegate authority to subcommittees, including the authority to pre-approve all auditing and permitted non-audit services, providing that such decisions are presented to the full Committee at its next scheduled meeting.

The Committee shall determine, and the Company shall provide for, the appropriate funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

RESPONSIBILITIES AND PROCESSES

The primary responsibility for the Company’s financial reporting and internal operating controls is vested in senior operating management, as overseen by the Board. The Committee serves as the representative of the Board for the general oversight of Company affairs in the area of financial reporting and internal operating controls. In carrying out its responsibilities, the Committee believes that its policies and procedures should remain flexible, in order to react to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

In meeting its responsibilities, the Committee is expected to:

•	Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the independent auditor.

•	Provide independent and direct communication between the independent auditor and the Board.

•	Confer with the independent auditor, management, and Internal Audit regarding the scope of their recurring examinations of the books and records of the Company and direct special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance. Such discussion shall include inquiries of the adequacy and effectiveness of the accounting and financial controls.

•	Discuss with management, Internal Audit, and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs.

•	Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

•	Receive and review, at least annually, written statements from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 and to discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

•	Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion.

•	Confer with the independent auditor, management, and Internal Audit, if appropriate, regarding the scope of any supplemental reviews of audits, as the Committee may deem desirable.

•	Review the financial statements contained in the quarterly (Form 10-Q) and annual (Form 10-K) reports prior to filing them with the Securities and Exchange Commission. Consider whether the information contained in these documents is reasonable and consistent, and discuss the results of the quarterly reviews, annual audits, and any other matters required to be communicated by the independent auditor under generally accepted auditing standards.

•

Review the Company’s audited financial statements and annual report, along with the independent auditor’s opinion rendered with respect to such financial statements, including judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and any other matters required to be communicated to the Committee by the independent auditors under the standards of the Public Company Accounting Oversight Board (United States), as appropriate.

•	Prepare information and reports as may be required for inclusion in the Company’s annual proxy statement.

•	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Review procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Review Committee charter on an annual basis, recommending any change to the Board.

•	Periodically review and evaluate the Committee’s composition and performance.

•	Review with management and the independent auditors, as appropriate, the Company’s disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in its periodic reports to be filed with the Securities and Exchange Commission.

•	Review with management and the independent auditors, as appropriate, the Company’s guidelines and policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures.

•	Review with the independent auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the independent auditors and management’s response, if any, to such letter, as well as any additional material written communications between the independent auditors and management.

•	Review with the independent auditors, as appropriate, communications between the audit team and the firm’s national office with respect to accounting or auditing issues presented by the engagement.

•	Review with management and the independent auditors or any other registered public accounting firm engaged to perform review or attest services any material conflicts or disagreements between management and the independent auditors or such other accounting firm regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

•	Determine and approve engagements of any registered public accounting firm (in addition to the currently engaged independent auditors) to perform any other review or attest service, including the compensation to be paid to such firm and the negotiation and execution, on behalf of the Company, of such firm’s engagement letter, which approval may be pursuant to preapproval policies and procedures, including the delegation of preapproval authority to one or more Committee members, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

INTERNAL AUDIT

The Committee shall review with management and Internal Audit the charter, plans, activities, staffing, and organizational structure of the internal audit function. It will ensure there are no unjustified restrictions or limitations, and review and concur in the appointment, replacement, or dismissal of the Director of Internal Audit. The Committee shall review the effectiveness of the internal audit function. On a regular basis, it will meet separately with Internal Audit to discuss any matters that the Committee or Internal Audit believes should be discussed privately.

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Committee shall be directly responsible for the appointment, retention, and termination of the independent auditor, and the independent auditor must report directly to the Committee. It shall review the independent auditor’s proposed audit scope and approach, including coordination of audit effort with Internal Audit. On a regular basis, it will meet separately with the independent auditor to discuss any matters that the committee or auditors believe should be discussed privately. The Committee will also review the performance of the independent auditor, and exercise final approval on the appointment or discharge of the auditor.

Employees or former employees of the independent auditor are eligible for hire by the Company if they have no influence over the accounting firm’s operations or financial policies; have no capital balances in the accounting firm; have no financial arrangement with the accounting firm; and have not been a member of the audit engagement team within a one year period preceding the employment date.

At least annually, the Committee shall obtain and review a report by the independent auditor describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues. The Committee shall also review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor’s independence including a description of all relationships between the independent auditor and the Company and recommend to the Board actions to satisfy the Board of the independence of the auditor.

In the course of its review, the Committee shall review and evaluate the lead partner of the independent auditor, ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself. The Committee shall present its conclusions with respect to the independent auditor to the full Board.

Appendix B

AMENDED AND RESTATED BYLAWS

OF

CHARLOTTE RUSSE HOLDING, INC.

* * * * *

ARTICLE I

OFFICES

Section 1. REGISTERED OFFICE. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 3. BOOKS. The books of the Corporation may be kept within or without of the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. TIME AND PLACE OF MEETINGS. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a designation by the Board of Directors).

Section 2. ANNUAL MEETINGS. Annual meetings of stockholders shall be held to elect the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL MEETINGS. Special meetings of stockholders may be called by the Board of Directors or the chairman of the Board and shall be called by the Secretary at the request in writing of holders of record of a majority of the outstanding capital stock of the Corporation entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 4. NOTICE OF MEETING AND ADJOURNED MEETINGS; WAIVERS OF NOTICE.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5. QUORUM. Unless otherwise provided under the certificate of incorporation or these bylaws and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business.

Section 6. VOTING.

(a) Unless otherwise provided in the certificate of incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Unless otherwise provided in Delaware Law, the certificate of incorporation or these bylaws, the affirmative vote of a majority of the shares of capital stock of the Corporation present, in person or by proxy, at a meeting of stockholders and entitled to vote on the subject matter shall be the act of the stockholders.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 7. ACTION BY CONSENT.

(a) Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(b) Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Section 8. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board, if one shall have been elected, (or in his absence or if one shall not have been elected, the President) shall act as chairman of the meeting. The Secretary (or in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 9. ORDER OF BUSINESS. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. Except as otherwise provided in Delaware Law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. NUMBER, ELECTION AND TERM OF OFFICE. The number of directors which shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 12 of this Article III, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Directors need not be stockholders.

Section 3. QUORUM AND MANNER OF ACTING. Unless the certificate of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of directors the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4. TIME AND PLACE OF MEETINGS. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the Chairman in the absence of a determination by the Board of Directors).

Section 5. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 6. REGULAR MEETINGS. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, President or Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least three days before the date of the meeting in such manner as is determined by the Board of Directors.

Section 8. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the

Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the bylaws of the Corporation; and unless the resolution of the Board of Directors or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 9. ACTION BY CONSENT. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 10. TELEPHONIC MEETINGS. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 11. RESIGNATION. Any director may resign at any time by giving written notice to the Board of Directors or to the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 12. VACANCIES. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Each director so chosen shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the certificate of incorporation, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of other vacancies.

Section 13. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation entitled to vote and the vacancies thus created may be filled in accordance with Section 12 of this Article III.

Section 14. COMPENSATION. Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

ARTICLE IV

OFFICERS

Section 1. PRINCIPAL OFFICERS. The principal officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more Controllers, as the Board may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of President and Secretary.

Section 2. ELECTION, TERM OF OFFICE AND REMUNERATION. The principal officers of the Corporation shall be elected annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his successor is elected and qualified, or until his earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 3. SUBORDINATE OFFICERS. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, Assistant Secretaries and Assistant Controllers and such other subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. REMOVAL. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 5. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. POWERS AND DUTIES. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE V

GENERAL PROVISIONS

Section 1. FIXING THE RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Delaware Law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Delaware Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2. DIVIDENDS. Subject to limitations contained in Delaware Law and the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 3. FISCAL YEAR. The fiscal year of the Corporation shall commence on the day after the last Saturday in September of each year.

Section 4. CORPORATE SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 5. VOTING OF STOCK OWNED BY THE CORPORATION. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6. AMENDMENTS. These bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors.

PROXY	CHARLOTTE RUSSE HOLDING, INC.
4645 Morena Boulevard San Diego, California 92117

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 14, 2007

The undersigned hereby appoints Mark A. Hoffman and Daniel T. Carter, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Charlotte Russe Holding, Inc. which the undersigned may be entitled to vote at the 2007 Annual Meeting of Stockholders of Charlotte Russe Holding, Inc. to be held on February 14, 2007 at 9:00 a.m. local time at our corporate offices located at 4645 Morena Boulevard, San Diego, California 92117, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

VOTING INSTRUCTIONS: Complete, sign, date and promptly return this proxy card in the postage-paid envelope provided.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù  FOLD AND DETACH HERE  Ù

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.

PROPOSAL 1:    To elect directors to hold office until our 2008 Annual

                              Meeting of Stockholders.

        FOR the nominees listed        WITHHOLD authority to

  ☐  below (except as marked    ☐  vote for the nominees

          to the contrary below).                listed below.

Nominees:

01. Paul R. Del Rossi, 02. Mark A. Hoffman, 03. Allan W. Karp, 04. Leonard H. Mogil, 05. Mark J. Rivers, 06. Jennifer C. Salopek and 07. Bernard Zeichner

To withhold authority to vote for any individual nominee, write the name of such nominee below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN AMENDMENT TO OUR AMENDED AND RESTATED BYLAWS TO PERMIT OUR BOARD OF DIRECTORS TO FIX THE AUTHORIZED NUMBER OF OUR DIRECTORS FROM TIME TO TIME.

PROPOSAL 2:  To approve an amendment to

                            our Amended and Restated

                            Bylaws to permit our Board of

                            Directors to fix the authorized

                            number of our directors from

                            time to time.

                            FOR    AGAINST     ABSTAIN

                              ☐            ☐                  ☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature	Signature	Date

...

Ù  FOLD AND DETACH HERE  Ù